Filed pursuant to Rule 423(b)(3)

PROSPECTUS SUPPLEMENT

(To prospectus dated April 1, 2011)

3,608,820 Shares

Investors Capital Holdings, Ltd.

All of the shares of common stock are being sold by selling stockholders of the Company.  We will not receive any of the proceeds from the sale of the shares of common stock.

Our common stock is currently traded on the American Stock Exchange, or NYSE-Amex, under the symbol “ICH.”  On July 27, 2011, the last reported sale price of our common stock on the NYSE-Amex was $5.84 per share.

_________________

Investing in our common stock involves risks.   Before investing in our common stock, you should read this prospectus supplement and the accompanying prospectus carefully, including the sections herein and therein entitled “Risk Factors”.

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	Per Share	Total
Public offering price......................................................................................	$ 4.25	$ 15,337,485.00
Underwriting discounts and commissions (1)...........................................	$ 0.201875	$ 728,530.54
Proceeds, before expenses, to the selling stockholders.........................	$ 4.048125	$ 14,608,954.46

(1)     See “Underwriting – Conflicts of Interest” for more information regarding payments or other items of value in connection with this offering that are viewed by FINRA as underwriting compensation.

_________________

Neither the Securities and Exchange Commission nor any state or provincial securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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                The shares of common stock are being offered on a best efforts basis through the underwriter named below. Because the offering is on a best efforts basis, there is no minimum number of shares of common stock, but the underwriter will use its best efforts to sell all of the shares of common stock being offered. The offering is not contingent upon the occurrence of any event or the sale of a minimum number of shares of common stock. Sterne, Agee & Leach, Inc. is acting as the qualified independent underwriter in connection with this offering and will be paid a fee in addition to any compensation received by the underwriter. See “Underwriting.”  The underwriter expects to deliver the shares of common stock against payment on or about August 2, 2011.

_________________

Investors Capital Corp.

The date of this prospectus supplement is July 28, 2011.

TABLE OF CONTENTS

Prospectus Supplement

Page

About this Prospectus Supplement.......................................................................................................................	S-1
Prospectus Supplement Summary..........................................................................................................................	S-2
Risk Factors...............................................................................................................................................................	S-3
Use of Proceeds........................................................................................................................................................	S-5
Price Range of Our Common Stock........................................................................................................................	S-5
Recent Developments..............................................................................................................................................	S-6
Selling Stockholders.................................................................................................................................................	S-6
Underwriting (Conflicts of Interest).......................................................................................................................	S-7
Legal Matters.............................................................................................................................................................	S-9
Prospectus

About this Prospectus.............................................................................................................................................	1
The Company............................................................................................................................................................	1
Risk Factors...............................................................................................................................................................	2
Forward Looking Statement....................................................................................................................................	7
Use of Proceeds........................................................................................................................................................	8
Selling Stockholders.................................................................................................................................................	9
Plan of Distribution...................................................................................................................................................	11
Experts........................................................................................................................................................................	12
Legal Matters ............................................................................................................................................................	12
Where to Find Additional Information and Incorporation by Reference.........................................................	12

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document.  This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.  In this prospectus supplement, we provide you with specific information about the terms of this offering of our common stock.  Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing in our common stock.  This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus.  To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement.  You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described under the caption “Where to Find Additional Information and Incorporation by Reference” in the accompanying prospectus before investing in our common stock.

We refer you to the section of the accompanying prospectus captioned “Where to Find Additional Information and Incorporation by Reference” for information regarding certain statements made or incorporated by reference in this prospectus supplement or the accompanying prospectus.

                You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not, authorized any other person to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making any offer to sell these securities in any jurisdiction where the offer to sell is not permitted. You should not assume that the information we have included in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date hereof or thereof respectively, or that information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

                Unless otherwise indicated in this prospectus supplement or the accompanying prospectus or the context otherwise requires, references in this prospectus to “we,” “our,” “us” and “our Company” refer to Investors Capital Holdings, Ltd., a Delaware corporation (“ICH”), Investors Capital Corp., a Massachusetts corporation (“ICC”), and any of ICH’s other wholly-owned subsidiaries.  All references to “common stock” refer to ICH’s common stock, par value $0.01 per share.

Prospectus Supplement Summary

The Offering

Common Stock Offered by the Selling Stockholders	3,608,820 shares

Common Stock to be Outstanding After this Offering	6,613,729 shares

Use of Proceeds	We will not receive any of the proceeds from the sale of the common stock.

Listing	NYSE-Amex

Symbol	ICH

Risk Factors

Investing in our common stock involves risks. Before investing in our common stock, you should read this prospectus supplement and the accompanying prospectus carefully, including the sections herein and therein entitled “Risk Factors”.

Conflicts of Interest

Investors Capital Corp., our wholly-owned broker-dealer subsidiary, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and will be the sole underwriter in the offering. Accordingly, the offering is subject to the provisions of FINRA Rule 5121 relating to conflicts of interests and will be conducted in accordance with the requirements of Rule 5121. See “Underwriting —Conflict of Interest.”

The number of shares of common stock outstanding after the offering is based on 6,613,729 shares of common stock outstanding as of July 26, 2011. The number of shares of common stock outstanding does not include shares issuable upon the exercise of outstanding stock options held by our employees, executive officers and directors.

RISK FACTORS

The purchase of shares of our common stock involves certain risks. Before making a decision to invest in our common stock, you should carefully consider the risks set forth below, as well as other information contained in this prospectus supplement, the accompanying prospectus and the documents contained and incorporated by reference herein, including the information set forth under the caption “Risk Factors” in the accompanying prospectus. The risks specifically relating to this offering are set forth below and the risks related to our business are set forth in the accompanying prospectus. These risks may be amended, supplemented or superseded from time to time by subsequent filings we make under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If any of the risks actually materialize, then our business, financial condition and results of operations would suffer. In addition, there may be risks of which we are currently unaware or that we currently regard as immaterial based on the information available to us that later prove to be material. These risks may adversely affect our business, financial condition and operating results. As a result, the trading price of our common stock could decline, and you could lose some or all of your investment.

Regulatory developments and our failure to comply with regulations could adversely affect our business by increasing our costs and exposure to litigation, affecting our reputation and making our business less profitable.  Our business is subject to extensive regulation and supervision, under both federal and state laws.  Governmental and regulatory authorities continuously review legislative and regulatory initiatives and may adopt new or revised laws and regulations. These legislative and regulatory initiatives may affect the way in which we conduct our business and may make our business model less profitable. Our profitability could also be affected by rules and regulations that impact the business and financial communities generally. Failure to comply with new rules and regulations, including in particular, rules and regulations that may arise pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), could subject us to regulatory actions or litigation and could have a material adverse effect on our business, results of operations, cash flows or financial condition. In addition, new rules and regulations could result in limitations on the lines of business we conduct, modifications to our business practices, increased capital requirements or additional costs. For example, the Dodd-Frank Act provides the SEC authority to adopt a fiduciary duty applicable to broker-dealers when providing personalized investment advice to retail customers and creates a new category of regulation for “municipal advisors,” which are subject to a fiduciary duty with respect to certain activities. In addition, the U.S. Department of Labor has proposed revisions to the regulations under the Employee Retirement Income Security Act of 1974 (“ERISA”) that, if adopted, would potentially broaden the category of conduct that could be regarded as “investment advice” under ERISA and could subject broker-dealers to ERISA’s fiduciary duty and prohibited transaction rules with respect to a wider range of interactions with their customers. These developments may impact the manner in which affected businesses are conducted, decrease profitability and increase potential liabilities. The Dodd-Frank Act also provides the SEC authority to prohibit or limit the use of mandatory arbitration pre-dispute agreements between a broker-dealer and its customers. If the SEC exercises its authority under this provision, it may materially increase litigation costs.

We rely on a single institution to provide clearing services in connection with our brokerage securities transactions. If we are unable to maintain these clearing services and are unable to find a replacement, our business may be adversely affected.  We utilize the services of Pershing LLC, a subsidiary of Bank of New York Mellon, on a fee-for-service basis to provide orderly processing and clearing of most of our brokerage securities transactions. If we are unable to maintain clearing services with Pershing and are unable to find a replacement, our business and our ability to continue operations as a broker-dealer may be materially and adversely affected.

The offering of shares of our common stock may be deemed a change of control of our Company and the method by which the Company obtained the consent of its clients to the change of control could be challenged, which could adversely affect our results of operations, financial condition or business. Under the Investment Advisers Act of 1940, the investment advisory agreements entered into by our investment adviser subsidiary may not be assigned without the client’s consent.  A change of control could be deemed to occur if we, or one of our investment adviser subsidiaries, were to gain or lose a controlling person, or in other situations that may depend significantly on facts and circumstances.   In case this offering were to be deemed to result in a change in control, we sought and obtained the consent of our financial advisor clients.  However, it is possible that the method by which we obtained consents could be challenged at a later time.  If such a challenge were to be successful it could have a material adverse effect on our results of operations, financial condition or business.

No current intention of paying dividends.  We have no intentions of paying dividends on shares of our common stock for the foreseeable future.  In addition, the terms of our bank loan agreement with Commerce Bank & Trust Company restrict our ability to pay dividends.  Accordingly, if you purchase shares in this offering, realization of a gain on your investment will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking dividends in the foreseeable future should not purchase our common stock.

If an active trading market for our common stock does not develop, it may be difficult for you to sell your shares of common stock because there is a limited trading market for our common stock.   Prior to this offering, there has been a limited trading market for the shares of our common stock and a more active trading market may not develop. If an active trading market does not develop or continue after this offering, you may not be able to resell your shares at or above the price at which these shares are being offered to the public. Although our common stock is listed on the NYSE-Amex, an active public market may not develop or be sustained after this offering.

The market price of our common stock may be volatile, which could cause the value of your investment to decline. The market price of our common stock may experience significant volatility.  Numerous factors, including many over which we have no control, may have a significant impact on the market price of our common stock. These risks include those described or referred to in this “Risk Factors” section and in the accompanying prospectus, as well as, among other things:

•         our operating and financial performance and prospects;

•         our access to financial and capital markets;

•         investor perceptions of us and the industry and markets in which we operate;

•         our dividend policy;

•         future sales of equity or equity-related securities;

•         changes in earnings estimates or buy/sell recommendations by analysts; and

•         general financial, domestic, international, economic and other market conditions.

In addition, the stock market in recent years has experienced extreme price and trading volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. These broad market fluctuations may adversely affect the price of our common stock, regardless of our operating performance.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock. There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock and equity-linked securities. The market price of our common stock could decline as a result of sales of a large number of common stock or similar securities in the market or the perception that such sales could occur.

We are exposed to potential liability for investor losses arising in connection with investments in alternative investment vehicles.  As have many other broker-dealers, our wholly-owned subsidiary, ICC, has experienced a substantial increase in claims brought on behalf of investors who have suffered losses in their investments since the beginning of the market turmoil in 2008.  Particularly hard hit by this market turmoil were a number of so-called “alternative” investments vehicles, such as real estate investment trust (REITS) and oil and gas limited partnerships.  These investments typically are relatively illiquid and relatively highly leveraged and, thus, vulnerable to extraordinary credit market upsets such as have been experienced in the last few years.  Certain of these investment vehicles have become bankrupt or otherwise financially impaired, resulting in losses to investors, including some of our customers, and, in some cases, claims against us by these customers.

We are currently unable to predict whether we will be able to successfully defend pending or future claims by investors or, to the extent that we are unsuccessful, the likely amount of any judgments.  If we are unsuccessful in defending one or more of these claims and the damages awarded to the claimants exceed available insurance coverage, our results of operations, cash flows and financial condition may be adversely affected.

The size of our broker-dealer subsidiary may negatively affect its ability to sustain losses over time.  ICC, our wholly-owned subsidiary, is a relatively small broker-dealer and its financial resources are more limited than other broker-dealer firms.  The smaller size of ICC may negatively affect its ability to sustain losses over time and its ability to maintain statutory net-capital requirements.  These factors could adversely affect our results of operations, financial condition or business.

A continued trend of operating losses may continue to negatively impact our net capital position, and could ultimately result in the need to raise additional capital.  The availability of additional capital will depend on a variety of factors, including but not limited to market conditions and investor, customer and lender perception of the Company’s long- and short-term financial prospects.  If we are unable to obtain additional capital as needed, our business may be materially affected.

The pending retirement of our founder and current Chairman of the Board may adversely affect the short-term and long-term profitability of our business.  Theodore E. Charles is a founder of our Company and has served as a director and Chairman of the Board of the Company since its inception in 1995.  He also currently serves as a director of certain of the Company’s subsidiaries.  Through these positions, Mr. Charles has played a significant role in the development and growth of our Company to date.  Pursuant to an agreement signed with the Company in connection with this offering, Mr. Charles will retire as an officer and director of the Company effective as of the date and time of the closing of this offering.  While Mr. Charles has agreed to serve as a consultant for the Company for a term of one year following his retirement, his participation in and influence on the management and operations of the Company will be greatly reduced.  While the Company is committed to appointing effective leadership to replace Mr. Charles and to work towards a smooth transition, it is possible that his retirement could adversely affect our results of operations, financial condition or business.  The loss of a significant figure in the Company, and the changes that naturally result from any change in Company management, may adversely affect the short-term and long-term profitability of our business.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock.

PRICE RANGE OF OUR COMMON STOCK AND DIVIDEND POLICY

Our common stock is listed on the American Stock Exchange (NYSE-Amex) under the symbol “ICH.”   The following table sets forth on a per share basis the high and low sales prices for consolidated trading in our common stock as reported on the NYSE-Amex.

	Price range of common stock
	High	Low
2009
First Quarter....................................................................................................................	$2.35	$0.85
Second Quarter...............................................................................................................	$4.49	$1.53
Third Quarter...................................................................................................................	$3.19	$1.80
Fourth Quarter................................................................................................................	$2.25	$1.15
2010
First Quarter....................................................................................................................	$1.96	$1.19
Second Quarter...............................................................................................................	$2.70	$1.45
Third Quarter...................................................................................................................	$4.50	$2.00
Fourth Quarter................................................................................................................	$5.70	$3.37
2011
First Quarter....................................................................................................................	$6.48	$3.75
Second Quarter (through July 27, 2011)......................................................................	$6.50	$4.65

The closing price of our common stock on the NYSE-Amex on July 27, 2011 was $5.84 per share.

As of July 26, 2011, there were approximately 243 holders of record of our common stock. This number excludes beneficial owners of common stock held in “street name.”

We have no intentions of paying dividends on shares of our common stock for the foreseeable future.  In addition, the terms of our bank loan agreement with Commerce Bank & Trust Company restrict our ability to pay dividends.

RECENT DEVELOPMENTS

We are currently in the process of finalizing our consolidated financial results for the fiscal quarter ended June 30, 2011, and therefore our actual results for such period are not yet available.  We estimate our total consolidated revenues to be in the range of $20.5 million to $21.5 million as compared to $20.9 million for the same period last year.

We currently estimate a net operating loss in the range of $0.70 million to $0.80 million for the fiscal quarter ended June 30, 2011, as compared to a net operating loss of approximately $0.01 million for the year ago fiscal quarter.  Factors contributing to the loss include regulatory assessments that exceeded our expectations, material accruals for legal defense and settlement liabilities and, to a lesser extent, professional fees incurred in connection with this offering.  The above-mentioned accruals were generated largely in connection with legal proceedings that arose in connection with losses in alternative investment vehicles that became financially impaired.

The foregoing information includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act.  Please refer to the section entitled “Forward-Looking Statements” beginning on page 10 of the accompanying base prospectus.

The preliminary financial data included above have been prepared by us, and our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to such information.  Our independent registered public accounting firm is in the process of conducting its review of our consolidated financial statements for the period ended June 30, 2011.  The preliminary financial data included above were based on assumptions, estimates and business decisions that are subject to significant uncertainties and contingencies, many of which are beyond our control.  Investors should understand that important factors, including those included or incorporated by reference in this prospectus supplement, could cause our actual results to differ from our current expectations, and those differences could be material.  We do not expect to update these forecasts and estimates to reflect future events prior to the release of our actual results.

SELLING STOCKHOLDERS

The selling stockholders currently own 3,608,820 shares of our common stock, representing approximately 55% of our common stock outstanding as of the date of this prospectus supplement.  After giving effect to this offering, and assuming that all shares offered hereby are sold, the selling stockholders will not own any of our common stock.  One of the selling stockholders is Theodore E. Charles, our Chairman as well as our Chairman of the Board, a Director and our former Chief Executive Officer.  The other selling stockholders are members of Mr. Charles’ family, trusts for their benefit and a controlled charitable foundation.

For further information regarding the selling stockholders, please see “Selling Stockholders” in the accompanying prospectus.

UNDERWRITING

Investors Capital Corp., our wholly-owned subsidiary, is acting as the sole underwriter of the offering.  Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, the underwriter has agreed to sell, on a best efforts basis, up to 3,608,820 shares of our common stock. The selling stockholders will pay the underwriter a commission of 4.75% on the sales price of any and all shares sold in this offering

Because the offering is being conducted on a best efforts basis, the underwriter is not obligated to sell any specific number or dollar amount of shares and is not required to purchase any shares that are not sold to the public in the offering. Completion of the offering is not contingent upon the sale of a minimum number of shares or the occurrence of any other event.

At the closing of the offering, the underwriter will notify all prospective purchasers, directly or through a selected dealer, of the number of shares to be purchased. The underwriter will not purchase or otherwise take ownership of any shares. Purchasers of shares will be required to have an account either with the underwriter or with a selected dealer in order to purchase shares of our common stock in the offering.

Expenses

We have agreed to pay all of the expenses in connection with this offering.

Indemnification

        We and the selling stockholders have agreed to indemnify the underwriter against liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments that the underwriter may be required to make in that respect.

Stabilization Transactions

                In connection with this offering the underwriter may engage in stabilizing transactions and passive market making in accordance with Regulation M under the Exchange Act.

•         Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•         In passive market making, market makers in the common stock who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchases of our common stock until the time, if any, at which a stabilizing bid is made.

        These stabilizing transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the American Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

Electronic Distribution

                A prospectus in electronic format may be made available on the Internet or through other online services, including those maintained by the underwriter or by its affiliates. In those cases, prospective investors may view offering terms online. The underwriter may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations.

                Other than the prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of the prospectus or the registration statement of which the prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.

Conflicts of Interest

Investors Capital Corp., our wholly-owned broker-dealer subsidiary, is a member of FINRA and will be the sole underwriter in the offering.  Accordingly, the offering is subject to the provisions of FINRA Rule 5121 relating to conflicts of interests and will be conducted in accordance with the requirements of Rule 5121.  Sterne, Agee & Leach, Inc. is assuming the responsibilities of acting as the qualified independent underwriter in connection with this offering. In its role as qualified independent underwriter, Sterne, Agee & Leach, Inc. has performed a due diligence investigation and participated in the preparation of the registration statement and prospectus for this offering.  For serving as qualified independent underwriter in connection with this offering, Sterne, Agee & Leach, Inc. will receive a fee of $500,000, of which $125,000 will be paid by Investors Capital Corp. out of the commissions that it receives from the selling stockholders and $375,000 will be paid by us.  We have also agreed to indemnify Sterne, Agee & Leach, Inc. against certain liabilities incurred in connection with it acting as a qualified independent underwriter for this offering, including liabilities under the Securities Act.

 Investors Capital Corp. will not confirm sales of our common stock to any account over which it exercises discretionary authority without the prior written specific approval of the customer.

In compliance with guidelines of FINRA, the maximum payments constituting underwriting compensation to be received by any FINRA member or independent broker dealer will not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus supplement.

Reservation of Shares for Our 401(k) Plan

                At our request, the underwriter has reserved 200,000 shares of common stock for sale, at the initial public offering price, to our 401(k) plan based on the direction of plan participants. Any purchases by our 401(k) plan will be made on the same terms and conditions as purchases by non-affiliated investors and with a view toward investment, not resale.  The number of shares of common stock available for sale to the general public will be reduced to the extent the plan purchases such reserved shares. Any reserved shares that are not so purchased will be offered by the underwriter to the general public on the same basis as the other shares offered by this prospectus.

Lock-Up Agreements

                Our directors and executive officers and the selling stockholders have agreed that, without the prior written consent of the underwriter, they will not, during a period after the date of this prospectus (a “Lock-Up Period”), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of) any shares of our common stock, options or warrants to acquire shares of our common stock, or securities exchangeable or exercisable for or convertible into shares of our common stock currently or hereafter owned by them either of record or beneficially or publicly announce an intention to do any of the foregoing.  With respect to our officers and directors, other than any who are also selling stockholders, the Lock-Up Period will be the 180-day period after the date of this prospectus.  With respect to each of the selling stockholders, the Lock-Up Period will be: (i) the 90-day period after the date of this prospectus with respect to one‑half of the number of shares of common stock held by such selling stockholder upon the consummation of this offering or thereafter acquired; (ii) the 135-day period after the date of this prospectus with respect to one‑quarter of the number of shares of common stock held by such selling stockholder upon the consummation of this offering or thereafter acquired; and (iii) the 180-day period after the date of this prospectus with respect to one‑quarter of the number of shares of common stock held by such selling stockholder upon the consummation of this offering or thereafter acquired.  Notwithstanding the lock-up agreements, the selling stockholders will be permitted to make certain gifts, transfers to trusts and sales to the Company during the Lock-Up Period.

                Each 180-day Lock-Up Period described above may be extended if:

•       during the last 17 days of the 180-day Lock-Up Period we issue an earnings release or material news or a material event relating to us occurs, or

•       prior to the expiration of the 180-day Lock-Up Period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day Lock-Up Period,

in which case the restrictions will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

LEGAL MATTERS

Certain legal matters with respect to the validity of the common stock offered hereby have been passed upon for us by Douglas C. Leonard, Esq., our Corporate Counsel and Secretary.  As of July 27, 2011, Mr. Leonard beneficially owned 2,000 shares of our common stock.  Certain legal matters relating to the offering will also be passed upon for us by Drinker, Biddle & Reath LLP.  Certain legal matters relating to the offering will be passed upon for the selling stockholders by Day Pitney LLP.  Certain legal matters relating to the offering will be passed upon for the underwriter by Mayer Brown LLP, Chicago, Illinois.

PROSPECTUS

INVESTORS CAPITAL HOLDINGS, LTD.

3,608,820 Shares of Common Stock

We are registering the offer and sale from time to time of up to 3,608,820 shares of common stock of Investors Capital Holdings, Ltd. (a Delaware corporation, “ICH”) that are held by the Chairman of the Board and founder of ICH, Theodore E. Charles, and, by way of gift from Mr. Charles, members of his immediate family and trusts for their benefit, and a charitable foundation.  Mr. Charles acquired 231,332 of these shares pursuant to stock grants and the exercise of stock options awarded between 2003 and 2008 under ICH’s equity incentive plans while Mr. Charles served as Chief Executive Officer and Chairman of the Board of ICH.  Mr. Charles acquired the remaining 3,377,488 shares from ICH upon the founding of ICH in 1995.

The offer and sale of the shares will be made by the holders of those shares in public or private transactions, on or off of the American Stock Exchange, at prevailing market prices or at privately negotiated prices. They may sell the offered shares directly or through broker-dealers acting as principals or agents, or in a distribution by underwriters as described in more detail in this prospectus. We will not receive any of the proceeds from the sale of any shares by the selling stockholders, but we have agreed to bear certain expenses of registering the sale of the shares under federal and state securities laws. See “Selling Stockholders” and “Plan of Distribution.”

                Our common stock is currently traded on the American Stock Exchange, or NYSE-Amex, under the symbol “ICH.”  On March 24, 2011, the last reported sale price of our common stock on the NYSE-Amex was $6.05 per share.

                Investing in our common stock involves risks.  You should read the section entitled “Risk Factors” on page 2 of this prospectus for a discussion of certain risks that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus is dated April 1, 2011

References in this prospectus to “we,” “our,” “us” and “our Company” refer to Investors Capital Holdings, Ltd., a Delaware corporation (“ICH”), Investors Capital Corporation, a Massachusetts corporation (“ICC”), and any of ICH’s other wholly-owned subsidiaries.  All references to “common stock” refer to ICH’s common stock, par value $0.01 per share.

                You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement or incorporated by reference herein or therein.  We have not authorized anyone to provide you with information or make any representation that is different.  If anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation.  You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or shares are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date.  Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects might have changed.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using a continuous offering process commonly referred to as “shelf” registration.  Pursuant to this shelf process, the selling stockholders named under the heading “Selling Stockholders” may sell the securities described in this prospectus from time to time in one or more offerings.  We may also file one or more prospectus supplements to add, update or change information contained in this prospectus.  This prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus and supplements thereto (including our filings with the SEC) include important information about us, the securities being offered and other information you should know before investing.  You should read this prospectus and any applicable prospectus supplement together with the additional information about us described in the section below entitled “Where To Find Additional Information and Incorporation by Reference.”

THE COMPANY

We are a financial services holding company that operates primarily through our independent broker/dealer and investment advisor subsidiary, ICC. Our mission is to provide premier 5-star service and support to our valued registered representatives, including advisory programs, strategic practice management and marketing services, and technology, to help them grow their businesses and exceed their clients’ expectations. In addition to ICC, our business units include ICC Insurance Agency, Inc. and Investors Capital Holdings Securities Corporation.

We were incorporated in 1995 in Massachusetts and redomesticated to Delaware in 2007.  Our principal corporate offices are located at 230 Broadway, Lynnfield, MA 01940, and our telephone number is (781) 593-8565. We maintain a web site that contains information about us at www.investorscapital.com.  The information included on the web site is not, and should not be considered, a part of this prospectus.

RISK FACTORS

Investment in the securities offered pursuant to this prospectus involves risks.  You should carefully consider the risk factors set forth immediately below as well as the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities.  The occurrence of any of the events described in the risk factors might cause you to lose all or part of your investment in the offered securities.  Please also refer to the section below entitled “Forward-Looking Statements.”

Due to the significance of the business, operations, financial condition and prospects of ICC, our broker-dealer and investment advisory subsidiary, to our business, operations, financial condition and prospects, information concerning either or both of ICH and ICC discussed in this prospectus is referred to as pertaining to us unless context indicates otherwise.

Risks to Our Net Revenues and Results of Operations:

Our business depends on our ability to recruit and retain productive advisors .  Our revenues largely consist of commissions and fees generated by our advisors.  Reflecting their importance in generating revenue and their relative mobility, the market for quality advisors among financial services firms is highly competitive.  We expend significant resources in recruiting, training and retaining our advisors. If we fail to recruit productive advisors or to retain and motivate our current advisors in sufficient volume, we could experience significant declines in revenue, net income and net capital.  Factors that influence our efforts to recruit and retain advisors include, among other things:

•         ability to provide competitive signing bonuses, payout levels and other financial incentives to advisors;

•         ability to provide competitive investment platforms, including fee structures, for advisors’ clients;

•         ability to maintain expected levels of service and support to advisors and their clients, including industry standard technology;

•         ability to maintain selling agreements for investment products that advisors desire to offer their clients; and

•         perceptions among advisors about our level of service, business practices or financial condition.

                Any failure or shortcoming on our part with regard to these or other factors that may influence recruitment and retention of productive advisors could have a material adverse effect on our revenues, results of operations and financial condition.

Our business is sensitive to market fluctuations and downturns.  Volatility in financial markets and significant downturns in markets or the general economy can adversely affect our revenues, results of operations and overall financial condition.  Resulting negative effects on our revenue have included, and in the future may include, among other things:

•         reduced trading activity and a corresponding fall in brokerage commissions;

•         reduced commission income from the sale of investment products whose values reflect stock market levels; and

•         reduced asset value-based income due to market declines in the value of, and client-directed withdrawals of, underlying financial assets.

We are subject to intense competition from other financial firms.  We face intense competition from a variety of financial institutions including broker-dealers, registered investment advisory firms, commercial and investment banking firms and insurance companies.  Many of our competitors have substantially greater resources than we do and may offer a broader range of services, including financial products, across more markets.  Adverse effects on our net revenue, results of operations and financial condition resulting from industry competition may include, among other things:

•         declines in revenue and net income due to failure to recruit and retain sufficient numbers of quality advisors with profitable books of business;

•         declines in commissions and advisory fees due to withdrawal of client funds for poor client service, poor performance of financial products offered by us or downward movement of competitors’ client service fees;

•         reductions in commission and fee rates, interest rates on deposits and margin loans and other fees charged to our clients in response to competitive pricing pressures; and

•         declining net income to the extent that we may be required to increase commissions and fees payable to our advisors in order to remain competitive in the advisor market.

Low interest rates may negatively impact our business.  Our clients and we earn interest on client assets invested in our clearing firm’s money market funds.  In the current low interest rate environment, our revenue from these programs has declined and may decline further due to changes in market interest rates or clients moving assets out of the programs in search of higher yields elsewhere.

The level of our business is dependent upon the tax treatment of investment vehicles.  Some financial products distributed by our advisors enjoy favorable federal income tax treatment.  Persistent federal budgetary problems have contributed to active discussions concerning steps that may be taken to reduce federal deficits, including reconsideration of the current level of taxation.  If effective federal income tax rates on distributions under variable annuities or on dividends or capital gains were to increase, sales of such products could decline, thereby adversely affecting our revenues, results of operations, cash flows and/or financial condition.

Legal and Regulatory Risks:

We are subject to comprehensive securities regulation that requires adequate compliance procedures.  Continued conduct of our business is decisively dependent upon maintaining substantial compliance with a panoply of federal and state regulatory requirements of exceptional breadth and depth.  The broker-dealer and investment advisory operations of ICC are supervised in varying intensive degrees by the SEC, the Financial Industry Regulatory Authority (“FINRA”), the Municipal Securities Rulemaking Board (“MSRB”), NYSE-Amex and securities and blue sky regulatory agencies of all 50 states, the District of Columbia and Puerto Rico.  Maintaining substantial compliance with these regulatory requirements is a precondition to our ability to continue conducting business in the U.S., its states and the above-mentioned territories.  We devote considerable human, financial and technology resources to the establishment and maintenance of systems and procedures that we believe to be reasonably designed to comply with applicable regulatory requirements as well as to mitigate the effects of any noncompliance.  These systems and procedures, however, cannot assure complete compliance in all instances with applicable rules and regulations.  In the past, regulators and customers have filed complaints and instituted regulatory, arbitration and legal proceedings against us alleging material noncompliance with applicable rules and regulations, and one should assume that they will continue to do so in the future.  Any negative outcome in such matters could result in financial and/or reputational harm that would have a material adverse effect on our business and prospects; consequences could include, among other things, impairment of our ability to recruit and retain productive advisors and/or heightened regulatory scrutiny or additional claims and litigation that could lead to loss of revenue and decreased net income.

We may be adversely affected by errors or misconduct by our advisors or employees.  Errors and misconduct by our advisors and employees have resulted, and in the future could further result, in violations of applicable law and regulations and consequential material regulatory sanctions and reputational or financial harm, which could result in a material adverse effect on our revenues, results of operations, cash flows and/or financial condition.  No system can completely prevent such errors and misconduct or assure their timely detection and remediation.  The fact that our advisors typically work in small, decentralized offices adds to the prevention and detection challenges and increases the continuing risk of material adverse consequences to our business and prospects.

We are subject to continuing litigation, arbitrations and regulatory actions.  We are continually subject to legal proceedings arising in the ordinary course of our business operations, including lawsuits, arbitration claims and regulatory subpoenas, investigations and actions. Many of these legal proceedings are brought by clients with respect to claims arising from the purchase or sale of investment securities; others may be initiated by regulatory bodies in connection with alleged compliance failures. Some legal matters concern the manner in which our advisors and we have discharged our fiduciary responsibilities towards our investment advisory clients.  Some claims allege breaches of legal duties to screen particular financial products for suitability for clients, generally, or for particular clients based on their stated investment objectives and risk tolerance.  From time to time we may be subject to legal proceedings related to employment-related matters such as discrimination or harassment claims.  Some legal proceedings, including matters that are voluntarily settled, have resulted and may, in the future, result in substantial legal damages, fines, adverse regulatory findings and actions and other negative outcomes that may cause material reputational harm and could have a material adverse effect on our business, results of operations, cash flows or financial condition.

We are required to maintain a specified minimum level of net capital.  As an SEC-registered broker-dealer, ICC is subject to minimum net capital requirements specified in the SEC’s Uniform Net Capital Rule (Rule 15c3-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).  Historically, ICC has always maintained an adequate safety margin of net capital over the required minimums.  However, if and to the extent that ICC were to incur sizable losses or other charges against net capital that could not be practicably offset by equity infusions by us, as its parent, or by third party investors, ICC might be required to reduce or even terminate its business activities.  In addition, in such event our ability to obtain capital from ICC to fund, for instance, dividends or stock repurchases would be correspondingly restricted.  Any threat or failure to maintain ICC’s compliance with the Uniform Net Capital Rule could have a material adverse effect on our business and prospects.

We require regulatory approval for certain mergers and acquisitions or changes in ownership or business operations.  As a member of FINRA, the ability of ICC to merge with or acquire another FINRA member, to acquire specified portions of the assets of another FINRA member, to make specified material changes in its business operations, or to undergo a change in its ownership such that one person or entity owns or controls at least 25% of ICC equity, in each case is subject to the prior approval of FINRA.  Depending upon circumstances, the requirement for FINRA approval may impose substantial delay, increased costs, or disadvantageous terms or conditions with respect to, or even prohibit, a change in ICC operations or a proposed transaction including any future proposed capital raise that may involve a significant change in the current wholly-owned status of ICC.

We may become subject to penalties under ERISA and the Internal Revenue Code.  We are subject to duties and prohibitions specified in the Employee Retirement Income Security Act (“ERISA”) and Section 4975 of the Internal Revenue Code of 1986, as amended, and regulations thereunder to the extent that we act as a “fiduciary” with respect to ERISA plans (e.g., employee benefit plans, individual retirement accounts or Keogh plans) or their clients.  Failure to act in conformity with these provisions could result in penalties or limitation of our ability to act as a fiduciary with respect of ERISA plans that may have a material adverse effect on our business and prospects.

Our business may be affected by future regulatory developments.  As shown by the recent enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act, real or perceived defects in existing regulatory schemes may result in the passage of new, more expansive legislative mandates that may significantly affect the regulatory environment in which we and other financial firms operate.  Various governmental and industry regulatory authorities, including but not limited to the SEC, FINRA and NYSE-Amex may adopt new or revised regulations to implement recent and future legislative initiatives.  Even in the absence of new legislation, regulatory agencies, as in the past, may revise or reinterpret existing laws and regulations in order to remediate perceived flaws in, and dangers posed by, contemporary financial industry practices.  Further, our business operations could be adversely affected by future legislative and regulatory changes whose effect is not limited to the financial industry.  For instance, our financial results and ability to continue profitable operations could be adversely affected by potential future legislative and regulatory initiatives affecting such matters as the taxation of variable annuities, capital gains and dividends, the current classification of our advisors as independent contractors rather than employees, and the conduct of electronically or Internet-assisted business operations.  Failure to comply with future legislative and regulatory mandates could expose our business to regulatory action and litigation that could have a material adverse effect on our business and financial results, including increased legal and operational costs, diminution of revenues and even, in the event of significant increases in net capital requirements, potential inability to continue operations as a broker-dealer.

Technology Risks:

We are reliant upon the extensive application of rapidly changing information technology.  We are dependent upon the timely and cost-effective acquisition, configuration and integration, maintenance, upgrade, utilization and functioning of a wide range of data processing, storage and transmission systems that together perform or support a wide variety of interlocking functions that are key to successful business operations, such as:

•         ensuring suitability of client investments;

•         portfolio management;

•         customer service;

•         maintaining the confidentiality of customer information;

•         maintaining and reporting transactional and account information;

•         approving and processing new securities business;

•         surveilling our advisors’ securities and outside business practices and conduct;

•         assuring timely payment of commissions and fees due our advisors;

•         supporting client services and business development for our advisors;

•         strengthening compliance with applicable law and regulations by our advisors and home office staff;

•         recording and assuring adequate control and reporting of financial and other information;

•         controlling the content of advisor and client-facing advertising and other communications;

•         maintaining required business records and audit trails; and

•         keeping advisors and home office personnel up-to-date with the complex and rapidly-changing regulatory and business environment in which we operate.

Intense competition and heightened regulatory supervision is contributing to rapidly evolving industry standards for acceptable levels of technology in our financial services space.  Technology required to support our operations is changing at an increasingly rapid pace and is expected to consume a growing portion of our financial, human and other resources.  There can be no assurances that we will have the financial or other resources to acquire and maintain information systems that will adequately support the functions required for the successful operation of our business.  Any failure on our part to do so could have a material adverse effect upon our ability to attract and retain productive advisors, retain customers, grow our revenues and operate efficiently and profitably.

We depend upon attracting, upgrading and retaining technical expertise.  The constituent hardware and software elements of our information systems typically are purchased, leased or licensed from unaffiliated vendors and often require sophisticated in-house and third-party human technical resources to successfully integrate into and maintain as a satisfactorily functioning system that operates in harmony with our other systems.  Integration within and between systems is further complicated by rapid technological changes in the infrastructure required to operate in the current and future financial services industry.  There can be no assurances that we will be able to attract and afford the human technical and management resources needed to intelligently procure and apply needed technology.

We are vulnerable to security breaches.  We utilize, and governments and regulators have increasingly been requiring the use of, various technologies to protect the confidentiality of our customer and other business-related information.  However, threats to the confidentiality and integrity of Internet and other telecommunications are growing rapidly in both number and sophistication.  Computer viruses and worms can infiltrate and corrupt, or even take over control of, inadequately protected computers and associated communication systems.  Theft of information, particularly from portable devices, such as laptops and personal digital devices, also poses an increasing threat.  We cannot assure that we will not experience significant breaches in security respecting our protected information.  Any theft, loss or corruption of vital business-related information could result in material adverse effects on our business, including:

•         interruptions in business operations;

•         internal remediation expense;

•         monetary liability to affected customers, advisors and business associates;

•         termination of relationships with affected customers and advisors;

•         regulatory and governmental sanctions;

•         serious reputational damage; and

•         inability to attract or retain productive advisors.

We could be adversely affected by natural or man-made disasters.  We maintain business continuity and disaster recovery plans and procedures designed to protect and support our operations from loss of power, communications interruptions, flooding, extreme weather and other natural or man-made catastrophes.  Any inadequacy of these plans and procedures in the event of a catastrophic event could result in degradation or interruption of our operations that could have a material adverse effect on our short- and long-term business and prospects.

Other Risks Associated With Our Business, Terms of Offering(s), Or Ownership of Our Stock

Fluctuations in our quarterly results may adversely affect our stock price.  Our quarterly operating results will likely vary significantly in the future due to various factors including, without limitation, changes in economic and market conditions and in accruals and charges to earnings with respect to legal proceedings and regulatory matters.  Our operating results will likely fall below the expectations of securities analysts or investors in some future quarter or quarters.  Our failure to meet these expectations would likely adversely affect the market price of our common stock.

We depend upon the adequacy of our risk management policies and procedures.  We maintain policies and procedures intended to identify, monitor and mitigate our operational risks. These policies and procedures, however, may not be fully effective, whether by reason of lack of adequate information, deficiencies in our risk management policies and procedures or otherwise, potentially resulting in claims, litigation and/or reputational harm that could adversely affect our business and prospects.

We depend upon the availability of adequate insurance at a reasonable cost.  We are subject to claims in the ordinary course of business, some of which have resulted, and in the future may further result, in substantial payments of money including in the form of actual and punitive damages, investment transaction rescission costs, fines, settlements and defense costs.  We carry substantial amounts of insurance to cover various risks, including primary and excess errors and omissions, director and officer, employed lawyers, employment practices, workers compensation, general liability, personal property and business auto insurance policies as well as fidelity and ERISA bonds.  For some of these coverages, particularly errors and omissions policies and fidelity bonds, premium costs and deductible amounts have increased, and the scope of coverage and number of quoting insurers has decreased, substantially in recent years.  If our insurance coverage proves to be inadequate, whether by reason of cost, miscalculation of risk, unavailability or otherwise, or if we are forced through circumstances to self-insure, our business and prospects could be materially adversely affected.

Uncertainty of future capital needs and availability of funding.  We require cash and other capital to pay expenses we incur, and fund credit we extend, to maintain and grow our business.  In addition to funding personnel, technology and other expenses typically incurred by most businesses, we also require capital to provide monetary inducements to attract and retain productive advisors and to meet expenses, such as legal and compliance costs, related to our highly regulated and litigious business environment.  Capital needs can materially and unexpectedly fluctuate over time, particularly in response to major expenses that may be difficult to forecast, such as costs of defending, settling and paying judgments and fines relating to legal claims and regulatory investigations and proceedings.  Since our initial public offering, our liquidity needs have been met through cash flow generated by operations; however, there can be no assurance that our cash flows will be sufficient to meet all of our needs in the future.  In such event, we may seek, but may not be able to secure, additional equity or debt financing in required amounts and upon favorable terms, or at all.  Any insufficiency of capital could have a material adverse effect on our business and prospects and, in the case of failure to maintain adequate net capital, would require reductions in or cessation of our business operations.  For further information regarding net capital requirements, see the discussion under the heading “Legal and Regulatory Risks – We are required to maintain a specified minimum level of net capital,” above.

  We are dependent upon our key management personnel.  We depend upon the skills, knowledge and efforts of our executive officers and other key senior managers to maintain and advance our business.  Only our Chairman, Chief Executive Officer and Chief Technology Officer have employment agreements with us, and the availability of comparable replacements, if and when needed, is not assured.  The loss of any of our key personnel without suitable, timely replacement could result in material impairment of our business and prospects.

The interest of our significant shareholders may conflict with our interest and the interest of our other shareholders.  Directors, officers and holders of more than 5% of the outstanding shares of our common stock collectively own a significant share of the outstanding common stock.  As a result of their stock ownership, one or more of the shareholders may be in a position to affect significantly our corporate actions, including, for example, mergers or takeover attempts, in a manner that could conflict with the interests of our public shareholders.

Negotiation of pricing in any offering; potential price changes of our common stock.  The offering price for the shares of our common stock being sold by the selling stockholders in any offering will be determined by negotiation between the selling stockholders, on the one hand, and the lead underwriter (if any) or the purchasers, one the other hand, and will not bear any particular relationship with the price and other market behavior of our common stock at any time before, during or after the close of such offering.  Purchasers in any such offering are cautioned not to rely on past market performance of our common stock to confidently predict future performance.  There can be no assurances that our future financial performance will justify a per share price that is at or above current or historic levels.  Further, extreme price and/or volume volatility and secular movements in markets for equity securities, including our common stock, may occur unpredictably at any time, regardless of past market behavior or our own financial performance.  Additionally, reflecting concentration of a majority of our common stock in the hands of the selling stockholders, our common stock to date has been only thinly traded, making past market behavior of our common stock particularly unsuitable as a basis for predicting future performance.  Accordingly, there can be no assurances that, at such future time as a purchaser in this offering may desire or need to liquidate all or a portion of their holdings in our common stock, he or she will be able to sell such shares at a desirable price or at all.

We are dependent upon payments from ICC.  As a holding company with no appreciable independent operations, we rely upon ICC for cost sharing, dividends, distributions and/or other funds transfers to meet the parent company’s cash flow needs.  Any deterioration in the financial condition of ICC could jeopardize these funds transfers.  Further, ICC’s ability to continue such funds transfers in the future may be inhibited by requirements that may restrict, in certain circumstances, capital withdrawals in excess of a specified amount without FINRA approval.

No current intention of paying dividends.  We have no intentions of paying dividends on shares of our common stock for the foreseeable future.  In addition, the terms of our bank loan agreement with Commerce Bank & Trust Company restrict our ability to pay dividends.  Accordingly, if you purchase shares in this offering, realization of a gain on your investment will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking dividends in the foreseeable future should not purchase our common stock.

Certain participants in our 401(k) plan may have rescission rights with respect to shares of our common stock purchased by such participants.  We filed a Registration Statement on Form S-8 on March 25, 2011, relating to our 401(k) plan to register the offer and sale of interests in the plan, as well as the offer and sale of our common stock pursuant to the plan.  Prior to the filing of this registration statement, the acquisition of common stock pursuant to our 401(k) plan by plan participants may have been subject to the registration requirements of the Securities Act of 1933 or applicable state securities laws and may not have qualified for an available exemption from such requirements.  Federal securities laws generally provide for a one-year rescission right for an investor who acquires unregistered securities in a transaction that is subject to registration and for which no exemption was available.  An investor successfully asserting a rescission right during the one-year time period has the right to require an issuer to repurchase the securities acquired by the investor at the price paid by the investor for the securities (or if the securities have been disposed of, to receive damages with respect to any loss on the disposition), plus interest from the date of acquisition.  Rescission rights may apply to certain participants in our 401(k) plan.  From March 1, 2010 through March 24, 2011, participants in our 401(k) plan purchased interests in our common stock fund representing approximately 10,000 shares of our common stock at prices ranging from $1.51 to $5.80 per share.  We are currently evaluating whether an offer of rescission to those participants who purchased unregistered interests in our common stock fund is advisable.

FORWARD LOOKING STATEMENTS

This prospectus, together with other statements and information publicly disseminated by us, contain certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section above entitled “Risk Factors,” including any risks incorporated therein from our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as updated by our future filings.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.

The selling stockholders will pay any underwriting discounts and commissions and expenses they incur for brokerage, accounting or tax services or any other expenses they incur in disposing of the shares (other than legal fees, which we will pay).  We will bear the other costs, fees and expenses incurred in effecting the registration and the offer and sale of the shares covered by this prospectus including, without limitation, all registration and filing fees, expenses and counsel fees of  the lead underwriter(s), if any, fees of our counsel and accountants, and any blue sky fees and expenses.

SELLING STOCKHOLDERS

We are registering for sale up to 3,608,820 shares of common stock that are beneficially owned by the selling stockholders named below.  The selling stockholders may from time to time offer and sell under this prospectus or a supplement hereto any or all of these shares.

The following table sets forth information, based upon information that we received from the selling stockholders, as of March 24, 2011, with respect to the selling stockholders and the number of shares beneficially owned by each selling stockholder before the offering and that may be offered using this prospectus.  We cannot estimate the number of shares the selling stockholders will hold after the completion of this offering because they may sell all or a portion of the shares offered by this prospectus.  We have assumed for purposes of this table that none of the shares offered by this prospectus will be held by the selling stockholders after the completion of this offering.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of our common stock.  Unless otherwise indicated below, to our knowledge, the selling stockholders named in the table have sole voting and investment power with respect to the shares of common stock beneficially owned by them.  The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the person named below.  Except as may be noted, none of the selling stockholders have had any position, office or other material relationship with us or any of our predecessors or affiliates within the past three years.

	Before the Offering			After the Offering
Name	Number of Shares Owned	Percentage of Class (1)	Number of Shares Offered	Number of Shares	Percentage of Class
Theodore E. Charles (2)	2,947,820(3)	44.56%	2,947,820	0	0%

Janice M. Charles(4)	52,000	0.79%	52,000	0	0%

Allison Charles(5)	1,000	0.02%	1,000	0	0%

The Charles Family Charitable Foundation(6)	278,000	4.20%	278,000	0	0%

Daniel Carragher, solely as trustee(7)	330,000(8)	4.99%	330,000	0	0%

Total	3,608,820	54.56%	3,608,820	0	0%

______________________________

 (1)          Based on the 6,615,122 shares outstanding on February 7, 2011.

(2)           Theodore E. Charles is the Chairman as well as the Chairman of the Board, a Director and Former Chief Executive Officer of the Company.

(3)           The shares attributed in the above table to Theodore E. Charles (i) do not include 278,000 shares held by The Charles Family Charitable Foundation, and (ii) do not include 18,257 shares held by the Investors Capital Holdings, Ltd. 401(k) Plan for the benefit of Mr. Charles which are not offered hereby.

(4)           Janice M. Charles is the spouse of Mr. Charles.  The shares attributed in the above table to Janice M. Charles do not include 278,000 shares held by The Charles Family Charitable Foundation.

(5)           Allison Charles is the Director of Practice Management and daughter of Mr. and Mrs. Charles.

(6)           Theodore E. Charles and Janice M. Charles are the trustees of The Charles Family Charitable Foundation.

(7)           Daniel Carragher is the brother of Janice M. Charles.

(8)           All of the shares attributed in the above table to Daniel Carragher are held in the following trusts of which Mr. Carragher is the sole trustee: (i) 165,000 shares are held by The Allison A. Charles Irrevocable Trust and (ii) 165,000 shares are held by The Amanda J. Charles Irrevocable Trust.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of the shares of common stock beneficially owned by them and offered hereby directly or through one or more broker-dealers or agents.  The selling stockholders will be responsible for any agent’s commissions.  The shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  The selling stockholders may sell shares:

•         on the NYSE-Amex or any other national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;

•         in the over-the-counter market;

•         in transactions other than on these exchanges or systems or in the over-the-counter market, including direct sales to purchasers;

•         in privately negotiated transactions;

•         in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•         through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•         in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•         in purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•         in an exchange or market distribution in accordance with the rules of the applicable exchange or market;

•         through the settlement of short sales;

•         through a combination of any such methods of sale; and

•         by any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act rather than under this prospectus and any accompanying prospectus supplement.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholders.  The selling stockholders may also enter into options, swaps or derivatives or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus or any accompanying prospectus supplement.

In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved).

The selling stockholders may pledge or grant a security interest in some or all of the shares owned by them.  If the selling stockholders default in the performance of their secured obligations, we may file a post-effective amendment to the registration statement of which this prospectus is a part in order to permit the pledgees or secured parties to offer and sell the shares from time to time pursuant to the registration statement.  We may also amend, if necessary, the list of selling stockholders by post-effective amendment to the registration statement to include donees, transferees or other successors in interest as selling stockholders under this prospectus.

                At any time a particular offer of the common stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.  Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the common stock covered by this prospectus.

In connection with the sale of the common stock covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of common stock for whom they may act as agent.  Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholders will be subject to the Exchange Act and regulations promulgated thereunder, including Regulation M, which may limit the timing of purchases and sales of common stock by the selling stockholders and their affiliates.

The selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock covered by this prospectus, including liabilities arising under the Securities Act.  We have agreed to indemnify the selling stockholders against certain liabilities related to the sale of the common stock covered by this prospectus, including certain liabilities arising under the Securities Act.  We have also agreed to pay the costs, expenses and fees of registering the shares of common stock, as well as the expenses of any underwriter (including the fees of legal counsel to any underwriter).

EXPERTS

The consolidated financial statements of ICH and its subsidiaries as of March 31, 2010, and for the fiscal year then ended, have been incorporated by reference herein in reliance upon the report of Marcum LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of ICH and its subsidiaries as of March 31, 2009, and for the fiscal year then ended, have been incorporated by reference herein in reliance upon the report of UHY LLP, independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the validity of the common stock offered hereby have been passed upon for us by Douglas C. Leonard, Esq., our Corporate Counsel and Secretary.  As of March 25, 2011, Mr. Leonard beneficially owned 2,000 shares of our common stock.

WHERE TO FIND ADDITIONAL INFORMATION
AND INCORPORATION BY REFERENCE

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, in connection with this offering. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Copies of the registration statement and other documents we file with the SEC may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the documents we file with the SEC can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings are also available to you on the SEC’s website at http://www.sec.gov.

This prospectus does not contain all of the information set forth in the registration statement on Form S-3 related to this offering and exhibits and schedules to the registration statement. If a reference is made in this prospectus to the content of any of our contracts or other documents, the reference may not be complete and you should refer to the exhibits that are a part of, or incorporated by reference in, the registration statement for a copy of the contract or document. Such statements are qualified by reference to the applicable contract or document, to the extent they are included as exhibits to the registration statement or incorporated herein by reference.

The SEC allows us to “incorporate by reference” into this prospectus certain information that we file with the SEC, which means that we can disclose important information in this prospectus to you by referring you to those documents that contain the information. Information incorporated by reference is considered to be part of this prospectus. Until this offering is completed, information filed with the SEC after the date of this prospectus supplement will update and supersede this information.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until this offering is completed, including all filings made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC:

•              our Annual Report on Form 10-K for the fiscal year ended March 31, 2010 filed with the SEC on June 28, 2010;

•              our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2010, September 30, 2010 and December 31, 2010 filed with the SEC on August 12, 2010, November 12, 2010, and February 11, 2011, respectively;

•                     the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 26, 2010, that are incorporated by reference into our Annual Report on Form 10-K referenced above;

•              our Current Reports on Form 8-K filed with the SEC on April 21, 2010, August 30, 2010 and March 7, 2011; and

•              the description of our common stock contained in Amendment No. 4 to our Registration Statement on Form SB-2, registration number 333-43664, filed with the SEC on February 6, 2001, and all amendments or reports filed with the SEC for the purpose of updating such description.

Each person to whom a copy of this prospectus is delivered may obtain at no cost copies of any of these filings by written or oral request by contacting us at the address and/or phone number indicated below.  You may also obtain copies of these filings by contacting the SEC or NYSE-Amex as described above, or by visiting our web site at www.investorscapital.com. The information included on the web site is not, and should not be considered to be, a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference herein or therein.

Investors Capital Holdings, Ltd.

230 Broadway, Lynnfield, MA 01940

Attention: Douglas C. Leonard, Corporate Counsel

(781) 581-4636

Readers should rely on the information provided or incorporated by reference in this prospectus or in any applicable supplement to this prospectus.  Readers should not assume that the information in this prospectus and any applicable supplement is accurate as of any date other than the date on the front cover of the document.

3,608,820 Shares

Investors Capital Holdings, Ltd.

Prospectus Supplement July 28, 2011

Investors Capital Corp.